Exhibit 23.2
                        Consent of Independent Auditors'



The Board of Directors
Insilco Holding Co.:

We consent to the use of our report incorporated herein by reference and to the reference to our Firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP


Columbus, Ohio
May 12, 1999